EXHIBIT 99.1

Loan Nos. SYNT01, SYNT03 & SYNT04

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated November 1, 2008, is made by and between SYNTHETECH, INC., an Oregon corporation, (“Borrower”) and ACCESS BUSINESS FINANCE, L.L.C., a Washington limited liability company (“Lender”).

RECITALS

A.
Line of Credit.  Borrower is indebted to Lender for a line of credit loan (“Line of Credit”, Loan No. SYNT01) in the Maximum Amount of TWO MILLION and no/100 DOLLARS ($2,000,000.00) evidenced by the Loan and Security Agreement between Borrower and Lender dated June 15, 2006, as amended by the First Amendment of Loan and Security Agreement dated January 23, 2007, the Second Amendment of Loan and Security Agreement dated June 15, 2007, the Third Amendment of Loan and Security Agreement dated March 19, 2008, and the Fourth Amendment of Loan and Security Agreement dated May 1, 2008 (together, the “Original Loan Agreement”).  The Line of Credit is secured by the Deed of Trust and a UCC financing statement which encumber the Property and the Collateral.

B.
First Term Loan.  On or about May 20, 2008, Lender made a term loan (the “First Term Loan”, Loan No. SYNT03) in the original principal amount of FIVE HUNDRED FIFTY THOUSAND and no/100 DOLLARS to Borrower evidenced by Borrower’s Promissory Note in the First Term Loan amount and dated May 1, 2008.  The First Term Loan was made pursuant to the Fourth Amendment of Loan and Security Agreement and is secured by the Deed of Trust pursuant to the DOT Mod 1.

C.
Second Term Loan.  Borrower has asked Lender to make an additional term loan (the “Second Term Loan”, Loan No. SYNT04) in the amount of FIVE HUNDRED THOUSAND and no/100 DOLLARS ($500,000.00).  The Loan is to be evidenced by Borrower’s Promissory Note in the Second Term Loan amount and dated the same as this Agreement and secured by the Deed of Trust.  The Second Term Loan is being made pursuant to this Agreement and is secured by the Deed of Trust pursuant to the DOT Mod 2.

D.
Amendment and Restatement of Original Loan Agreement.  Lender’s willingness to make the Second Term Loan is subject to the terms and subject to the conditions of this Agreement.  This Agreement amends and restates in its entirety the Original Loan Agreement, including all previous amendments to the Original Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Certain Definitions and Index to Definitions.

1.1
Accounting Terms.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

1.2
Definitions.  All other terms contained in this Agreement, which are not specifically defined herein, shall have the meanings provided in the UCC to the extent the same are used herein.  All references herein to the singular or plural shall also mean the plural or the singular, respectively.  As used herein, the following terms shall have the following meanings:

1.2.1	“Advances” - see Section 2.1.1 hereof.

1.2.2
“Agreement” - this Amended and Restated Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

1.2.3	“Allowable Amount” - the lesser of (i) the Borrowing Base less Availability Reserves and (ii) the Maximum Amount.

1.2.4	“Audit Fee” – The current hourly rate per examiner, plus travel expenses.

1.2.5
“Availability Reserves” - as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Advances which would otherwise be available to Borrower hereunder:

1.2.5.1
To reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);

1.2.5.2
To reflect Lender’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or

1.2.5.3	In respect of any state of facts that Lender determined in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.2.6	“Average Unused Portion of Maximum Amount” - the Maximum Amount less the average Obligations that were outstanding during the immediately preceding month.

1.2.7
“Avoidance Claim” - any claim that any payment received by Lender from or for the account of an Account Debtor is avoidable under the United States Bankruptcy Code or any other state or federal debtor relief statute.

1.2.8	“Balance Subject to Interest” – The sum of the unpaid balances of:

1.2.8.1	Advances;

1.2.8.2	Payments by Lender on account of Letters of Credit;

1.2.8.3	Other payments made by Lender arising hereunder for which Borrower is liable to Lender.

1.2.9	“Banking Day” – A day on which a commercial bank is open for business in the State of Washington.

1.2.10	“Borrower” - see the first paragraph of this Agreement.

1.2.11
“Borrowing Base” – the sum of:  Eighty-Five percent (85%) of the Net Face Amount of Borrower’s Eligible Accounts, plus the lesser of (1) Fifty percent (50%) of the Value of Eligible Inventory, (2) $750,000.00 or (3) N/A of the Net Face Amount of Borrower’s Eligible Accounts.

1.2.12	“Borrowing Base Certificate” - a request for an Advance, in a form acceptable to Lender.

1.2.13	“Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.

1.2.14	“Claim” – a claim by an Account Debtor, of any defense, dispute, offset, counterclaim, or rights of return or cancellation with respect to any Account.

1.2.15	“Clearance Days” - three (3) Business Days except wires and ACH are one (1) Business Day.

1.2.16
“Collateral” – All assets of Borrower wherever located, including without limitation, the Property, all Borrower’s present and future Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, and the proceeds thereof.

1.2.17	“Collateral Management Fee” – 0.

1.2.18	“Contractual Termination Date” – The end of the Initial Term or any Renewal Term, as the case may be.

1.2.19	“Credit Accommodation” - any advance or other extension of credit by Lender to or on behalf of Borrower hereunder.

1.2.20
“Deed of Trust” — the Deed of Trust, Assignment of Rents and Leases and Security Agreement dated June 15, 2006, and recorded June 30, 2006, under Linn County, Oregon, recording number 2006-16030, as amended by the DOT Mod 1 and the DOT Mod 2.

1.2.21	“Default Rate” – 10% per annum in excess of the Interest Rate.

1.2.22	“Default Waiver Fee” - $1,000.00.

1.2.23	“Delinquent Account” – see the definition of “Eligible Account” below.

1.2.24
“DOT Mod 1” — the Modification of Deed of Trust, Assignment of Rents and Leases and Security Agreement dated May 1, 2008, and recorded May 20, 2008, under Linn County, Oregon, recording number 2008-10238.

1.2.25
“DOT Mod 2” — the Second Modification of Deed of Trust, Assignment of Rents and Leases and Security Agreement dated the same as this Agreement and being recorded in Linn County in connection with the transaction evidenced by this Agreement.

1.2.26	“Early Termination Date” – the date on which this Agreement terminates at the request of Borrower other than a Contractual Termination Date.

1.2.27
“Early Termination Fee” – the greater of the product of (x) the number of months (or portions thereof) between the next Contractual Termination Date and the Early Termination Date and (y) the greater of (1) the average monthly interest for the immediately preceding three months, or (2) the Minimum Monthly Income, but no less than $7,500.00.

1.2.28	“Eligible Account” - an Account, excluding the following:

1.2.28.1	Any Account which remain uncollected for more than 90 days from invoice date (each a “Delinquent Account”);

1.2.28.2	Finance Charges assessed by Borrower against past due Account Debtors.

1.2.28.3	Any Account due from an Account Debtor that is insolvent;

1.2.28.4	Any Account due from an Account Debtor affiliated with Borrower in any manner;

1.2.28.5	Any Account which is not unconditionally due and owing;

1.2.28.6
Any Account owing by an Account Debtor which does not have its chief executive office located in the United States or Canada, or which is not payable in US dollars, other than an Account (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Lender, or (ii) supported by a letter of credit issued by a financial institution acceptable to Lender;

1.2.28.7
Any Account due from an Account Debtor who is any national, federal state or municipal government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where the Account Debtor is bound to make payment directly to Lender;

1.2.28.8	Accounts commonly known as “bill and hold” or a similar arrangement;

1.2.28.9	Accounts due from an Account Debtor as to which 10% percent or more of the aggregate dollar amount of all outstanding Accounts owing from such Account Debtor are Delinquent Accounts.

1.2.28.10	That portion of Accounts due from an Account Debtor which is in excess of 10% percent of Borrower’s aggregate dollar amount of all outstanding Accounts Receivable;

1.2.28.11	Accounts for which Borrower is or may become indebted to the Account Debtor;

1.2.28.12	Accounts which are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Lender;

1.2.28.13	Accounts which are supported or represented by a promissory note, post-dated check or letter of credit unless Lender holds a first perfected security interest therein;

1.2.28.14	That portion of Accounts due from an Account Debtor which is in excess of any credit limit set by Lender for such Account Debtor;

1.2.28.15	Accounts that are payable in other than United States Dollars;

1.2.28.16	Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

1.2.28.17	Accounts that are unsuitable as collateral, as determined by Lender in the exercise of its reasonable sole discretion.

1.2.29	“Eligible Inventory” – Finished goods and raw materials Inventory of Borrower which is:

1.2.29.1	Subject to Lender’s first priority, perfected security interest;

1.2.29.2	Of good and merchantable quality free from defects;

1.2.29.3	Not obsolete; and

1.2.29.4	Otherwise acceptable to Lender in its reasonable sole discretion.

1.2.30	“Event of Default” - see Section 12.

1.2.31
“Exposed Payments” – Payments received by Lender from an Account Debtor that has become subject to a bankruptcy proceeding, to the extent such payments cleared said Account Debtor’s deposit account within ninety days of the commencement of said bankruptcy case.

1.2.32
“First Term Loan Documents” - the Promissory Note evidencing the First Term Loan defined in the Recitals, and all other documents and instruments evidencing or securing the First Term Loan, together with all other documents, instruments and agreements executed or delivered in connection with the First Term Loan, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, but not including the Indemnity Agreement.

1.2.33
“GAAP” - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

1.2.34	“Guarantors” - all individuals and entities now or hereafter guaranteeing the Obligations.

1.2.35
“Indemnity Agreement” — the Hazardous Substance Agreement dated June 15, 2007, executed by Borrower in favor of Lender with respect to the real Property encumbered by the Deed of Trust.  The Indemnity Agreement is not a “Loan Document” and is not secured by the Deed of Trust.

1.2.36	“Initial Term” – the period ending September 15, 2010.

1.2.37
“Interest Rate” – The greater of (a) FIVE PERCENT (5.00%) per annum in excess of the Prime Rate, and (b) NINE PERCENT (9.00%) per annum.  Any change in the Interest Rate shall be effective as of the date of any change in the Prime Rate.

1.2.38	“Key Employees” - Gary Weber and Greg Hahn.

1.2.39	“Lender” – see the first paragraph of this Agreement.

1.2.40
“Loan Documents” - this Agreement, the Deed of Trust, the First Term Loan Documents, the Second Term Loan Documents, and all other documents, instruments and agreements executed or delivered in connection with this Agreement, the First Terms Loan, and the Second Term Loan, or any of them, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, but not including the Indemnity Agreement.

1.2.41	“Loan Fee” – ONE PERCENT (1.0%) of the Maximum Amount at the time this fee accrues.

1.2.42	“Maximum Amount” — TWO MILLION and no/100 DOLLARS ($2,000,000.00).

1.2.43	“Minimum Monthly Income” - $2,500.00.

1.2.44	“Minimum Tangible Net Worth” - N/A.

1.2.45	“Misdirected Payment” – any payment on an Account, which has been received by Borrower and not delivered in kind by Borrower to Lender within three (3) Business Days of receipt thereof.

1.2.46	“Misdirected Payment Fee” - the greater of (i) $1,000.00 or (ii) 15% of the amount of any Misdirected Payment.

1.2.47	“Monetary Collateral” - cash, checks or other proceeds of Collateral in tangible form.

1.2.48	“Net Face Amount” - with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions and claims to which the Account Debtor is contractually entitled.

1.2.49	“Obligated Party” - any entity obligated with respect to any Collateral.

1.2.50
“Obligations” - all present and future obligations owing by Borrower to Lender whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower is a Debtor.  Without limitation, the “Obligations” include all of Borrower’s obligations under the First Term Loan Documents and under the Second Term Loan Documents.

1.2.51
“Prime Rate” - The prime rate as reflected in The Wall Street Journal from time to time.  If the prime rate is reflected as a range, then the Prime Rate as used herein shall be the highest amount in said range.

1.2.52
“Property” — The real and personal property encumbered by the Deed of Trust and consisting of two parcels of commercial property commonly known as 1290 Industrial Way, Albany, Oregon 97321, Linn County, Oregon.

1.2.53	“Renewal Term” - one year period ending September 15th.

1.2.54
“Second Term Loan Documents” - the Promissory Note evidencing the Second Term Loan defined in the Recitals, and all other documents and instruments evidencing or securing the Second Term Loan, together with all other documents, instruments and agreements executed or delivered in connection with the Second Term Loan, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, but not including the Indemnity Agreement.

1.2.55	“Special Credit Accommodation” – A Credit Accommodation in excess of the Allowable Amount, made at the request of Borrower.

1.2.56	“Special Credit Accommodation Surcharge” – The greater of 2% percent of the amount of any Special Credit Accommodation or $500.00.

1.2.57	“Standard Fee Schedule” - the schedule of Lender’s standard fees for services.

1.2.58	“Subordinating Creditor” – any creditor of Borrower which has executed a Subordination Agreement.

1.2.59	“Subordination Agreement” - a subordination agreement in form and substance acceptable to Lender whereby Subordinating Creditor subordinates, in favor of Lender, obligations owed to it by Borrower.

1.2.60	“Termination Date” - the earlier of (i) the Contractual Termination Date or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms herein.

1.2.61	“UCC” - The Uniform Commercial Code in effect in the State of Washington at the date on which a determination thereunder is to be made.

1.2.62	“Unused Line Fee” - waived.

1.2.63	“Value of Eligible Inventory” - As determined by Lender in good faith, the lower of (a) cost, computed on a first-in-first-out basis in accordance with GAAP, or (b) market value.

2.	Credit Facilities.

2.1	Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:

2.1.1
Lender, shall, from time to time, at the request of Borrower, make advances (“Advances”) to Borrower, less any Availability Reserves, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount.

2.1.2	Lender may, in its discretion, from time to time reduce the Borrowing Base to the extent that Lender determines in good faith that:

2.1.3
The dilution with respect to the Accounts for any period (based on the ratio of (a) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (b) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels;

2.1.4	The general creditworthiness of Account Debtors has declined; or

2.1.5
The number of days of the turnover of the Inventory for any period has changed in any material respect, or (a) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (b) the nature and quality of the Inventory has deteriorated.

2.2	Special Credit Accommodations.

2.2.1	Lender may, in its discretion, from time to time make a Special Credit Accommodation available to Borrower.

2.2.2	Each Special Credit Accommodation shall be payable on demand.

2.3	General Provisions.

2.3.1	Borrowing Base Certificate. Each request from Borrower for a Credit Accommodation shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrower.

2.3.2	Crediting Borrower’s Account. All Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrower.

2.3.3	Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:

2.3.3.1	Upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower; or

2.3.3.2	At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

2.4
Limitations on Credit Accommodations.  Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make a Credit Accommodation if, before or as a result thereof, the Obligations shall exceed the Allowable Amount.

3.	Payments by Borrower.

3.1	In General.

3.1.1	Place of Payments. All payments hereunder shall be made by Borrower to Lender at Lender’s address set forth herein or at such other place as Lender may designate in writing.

3.1.2
ACH Debits.  In order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrower.  At Lender’s request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits.

3.2	Interest and Fees.

3.2.1	Interest.

3.2.1.1
Basic Interest.  Subject to Section 3.2.1.3 hereof, interest on the Balance Subject to Interest shall be payable monthly, in arrears, shall be computed at the Interest Rate, and shall be due on the first (1st) day of each month following the accrual thereof.  Lender is authorized to debit Borrower’s loan account on the first Business Day of each month for interest accrued hereunder during the preceding month.

3.2.1.2	Minimum Monthly Interest. Any amount by which the interest earned in any month is less than the Minimum Monthly Income, shall be paid on the first day of the following month.

3.2.1.3
Default Interest.  Immediately upon the occurrence of an Event of Default, interest shall be charged at the greater of: (i) interest on the Balance Subject to Interest computed at the Default Rate; (ii) the monthly average of all interest and fees paid by Borrower to Lender hereunder for the preceding one-hundred eighty (180) days (or portion thereof if Obligations have not been outstanding for at least one-hundred eighty (180) days); or (iii) the Minimum Monthly Income for each applicable Month or portion thereof.  Lender’s failure to assess interest at the Default Rate as provided hereunder shall not be deemed a waiver by Lender to charge such Default Rate.

3.2.1.4	Calculation of Interest. All interest charged hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

3.2.1.5
Application of Collections.  Lender shall, for the purpose of the computation of interest due hereunder, add the Clearance Days to any payments, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender’s facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender.  Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

3.2.2	Fees.

3.2.2.1
Audit Fee.  Borrower shall immediately pay to Lender an Audit Fee, in addition to Lender’s related out-of-pocket expenses, in connection with each audit Lender performs or causes to be performed hereunder.

3.2.2.2	Collateral Management Fee. Borrower shall pay the Collateral Management Fee to Lender monthly, in arrears, on the first (1st) day of each month following the accrual thereof.

3.2.2.3	Default Waiver Fee. Borrower shall pay the Default Waiver Fee to Lender, immediately upon the waiver by Lender of any Event of Default hereunder, so long as the waiver was done at Borrower’s request.

3.2.2.4
Early Termination Fee.  Borrower shall immediately pay to Lender the Early Termination Fee if Borrower terminates this Agreement, becomes the debtor in a case filed under the United States Bankruptcy Code or any similar state proceeding, or repays the Obligations (whether by acceleration or otherwise, except if such repayment is due to termination of this Agreement by Lender) prior to the end of the Contractual Termination Date.

3.2.2.5
Loan Fee.  Borrower shall pay the Loan Fee to Lender on the date hereof, and on September 15th of each year thereafter until the later of (i) termination of this Agreement, and (ii) full payment of all Obligations.

3.2.2.6	Misdirected Payment Fee. Borrower shall pay the Misdirected Payment Fee to Lender, immediately on its accrual, on the amount of any Misdirected Payment.

3.2.2.7
Special Credit Accommodation Surcharge.  Borrower shall pay the Special Credit Accommodation Surcharge to Lender immediately when incurred, in addition to all other interest, fees and other charges payable on such Credit Accommodation.

3.2.2.8
Standard Fees.  Borrower shall pay to Lender fees for such services as Lender customarily charges, as set forth in Lender’s Standard Fee Schedule, a copy of which will be provided to Borrower on demand.  Lender shall have the right to change all or any of such fees upon ten days notice to Borrower.

3.2.2.9	Unused Line Fee. Borrower shall pay the Unused Line Fee to Lender monthly, in arrears on the first (1st) day of each month following the accrual thereof.

4.	Grant of Security Interest. To secure the performance of the Obligations, Borrower grants to Lender a security interest in the Collateral, and all proceeds and products thereof.

5.	Authorization to File Financing Statements. Borrower irrevocably authorizes Lender to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

5.1
Indicate the Collateral as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

5.2
Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization, and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

5.3	Contain a notification that Borrower has granted a negative pledge to Lender, and that any subsequent lien or may be tortuously interfering with Lender’s rights;

5.4	Advises third parties that any notification of Borrower’s Account Debtors will interfere with Lender’s collection rights;

5.5	Borrower agrees to furnish any of the foregoing information to Lender promptly upon request;

5.6	Borrower ratifies its authorization for Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof; and

5.7	Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.

6.	Collection and Administration of Accounts.

6.1	Borrower’s Instruction to Customers. Borrower shall direct its customers to send the proceeds of Accounts to an address or deposit account as directed by Lender.

6.2
Borrower’s Turnover.  In the event Borrower receives proceeds of Collateral in the form of a wire transfer or other intangible funds transfer mechanism, Borrower shall immediately pay such proceeds to Lender.

6.3
Lender’s Powers.  Borrower hereby authorizes Lender, at Borrower’s sole expense, to exercise at any time in Lender’s discretion all or any of the following powers, which powers are irrevocable until all of the Obligations have been paid in full:

6.3.1
Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;

6.3.2	Pay any sums necessary to discharge any lien or encumbrance that is senior to Lender’s security interest in the Collateral, which sums shall be included as Obligations hereunder.

6.3.3	Send requests (which may identify the sender by a pseudonym) for verification of any Accounts directly to the Account Debtor or any bailee of the Collateral.

6.3.4
Lender may notify Borrower’s customers that that the underlying Account has been assigned to Lender and that payment thereof is to be made to the order of Lender and sent directly to Lender.  The notification may be in the form of Exhibit A.

6.4
Release.  Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct.  In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

7.	Representations and Warranties by Borrower.

7.1	All Accounts listed on any report provided by Borrower to Lender will be:

7.1.1	Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Borrower’s business;

7.1.2	Unconditionally owed and will be paid without the assertion of any Claim; and

7.1.3	Not sales to any entity that is affiliated with Borrower or in any way not an “arms length” transaction.

7.2
There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any Guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff.

7.3
All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended.  There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the date hereof.

8.
Conditions Precedent to All Advances.  Subject to the other terms and conditions contained herein, Lender’s obligation to make any Credit Accommodation available to Borrower is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the following conditions precedent:

8.1	Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all respects on and as of the date of such Credit Accommodation.

8.2
No Event of Default.  No Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such Credit Accommodation.

8.3	Payment of All Fees. Borrower shall have paid to Lender all accrued and unpaid fees and other amounts due and payable hereunder and pursuant to the terms hereof.

8.4	Lender’s Security Interest. Lender shall have a first priority security interest in the Collateral, except as set forth in Exhibit B.

9.	Authorization to Lender.

9.1
Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including the filing on behalf of Borrower with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.

9.2
Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor “in full payment” of its obligation to Borrower.  Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower’s claims, under §3-311 of the Uniform Commercial Code, or otherwise.

10.	Affirmative Covenants. Until full payment of the Obligations and termination of this Agreement, Borrower shall comply with the following covenants:

10.1
Business Documents.  At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender original invoices, copies of invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Collateral, inventory reports and confirmatory assignments to Lender thereof, in form and substance satisfactory to Lender, and duly executed by Borrower.

10.2	Account Debtor Claims. Borrower shall immediately advise Lender, in writing, of the assertion of any Claim by an Account Debtor.

10.3	Financial Statements, Reports and Certifications. Borrower shall furnish the following to Lender, in form and substance satisfactory to Lender:

10.3.1	Annual Financial Statements. As soon as possible after the end of each fiscal year of Borrower, and in any event within Ninety (90) days thereafter:

10.3.1.1
A complete copy of Borrower’s financial statements, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, Audited by a firm of independent certified public accountants of recognized standing and acceptable to Lender, or if permitted by Lender in writing, by Borrower; and

10.3.1.2	A statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants and warranties of this Agreement.

10.3.2	Other Financial Statements. Borrower shall furnish the following to Lender, in form and substance satisfactory to Lender:

10.3.2.1
Borrower’s balance sheet as of the close of each quarter and its income statement for that portion of the then current fiscal year through the end of each quarter certified by Borrower’s chief financial officer as being  a good faith estimate of its financial condition and results of operations no later than Thirty (30) days after the close of each quarter;

10.3.2.2	Borrower’s 10-Q within five days of filing;

10.3.2.3	Borrower’s accounts receivable and accounts payable agings as of the end of each month in a form satisfactory to Lender within ten (10) days after the close of each month; and

10.3.2.4
Borrower’s balance sheet as of the close of each month and its income statement for that portion of the then current fiscal year through the end of each month no later than thirty (30) days after the close of each month.

10.3.3	Tax Returns. Borrower shall furnish copies of the following to Lender:

10.3.3.1	Federal income tax returns, and any amendments thereto, within ten (10) days of the filing thereof with the Internal Revenue Service; and

10.3.3.2	Federal payroll tax returns within ten (10) days of filing, together with proof, satisfactory to Lender, which all taxes have been paid.

10.3.4	Inventory. Borrower shall furnish the following to Lender a listing of all of Borrower’s Inventory, based upon weekly physical cycle counts, within thirty (30) days after the close of each month.

10.4	Inspections.

10.4.1	During usual business hours, Borrower shall permit Lender, without notice to Borrower, to periodically:

10.4.1.1	Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, and

10.4.1.2	inspect, audit, make copies of, and make extracts from Borrower’s records as Lender may request.

10.4.2
Without expense to Lender, Lender may use any of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.

10.5
Indemnification.  Borrower shall indemnify and save Lender harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes) which may be determined to be payable in connection with the execution of the Loan Documents or any action of Lender with respect to the Collateral, including, without limitation, the transfer of the Collateral to Lender’s name or that of Lender’s nominee or any purchaser at a foreclosure sale.

10.6
Enforcement of Judgments.  Borrower shall reimburse Lender for all costs and expenses, including attorneys’ fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement.  This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

10.7	Taxes and Expenses Regarding Borrower’s Assets.

10.7.1
Borrower shall make timely payment or deposit of all taxes, assessments or contributions required of Borrower.  If Borrower fails to make any such payment or deposit or furnish proof of such payment immediately upon Lender’s request, Lender may, in its sole discretion and without notice to Borrower:

10.7.1.1	Make payment of the same or any part thereof; or

10.7.1.2	Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.

10.7.2	Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:

10.7.2.1	An agreement by Lender to make similar payments in the future; nor

10.7.2.2
A waiver by Lender of any default under the Loan Documents.  Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.8	Change in Name. Borrower shall give Lender written notice immediately upon forming an intention to change its name, state of organization or form of business organization.

10.9	Maintenance of Insurance.

10.9.1
Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Lender.  In addition, all such insurance shall be payable to Lender under a Lender Loss Payable Endorsement.  Without limiting the foregoing, Borrower will:

10.9.2
Keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;

10.9.3	Maintain all such workers’ compensation or similar insurance as may be required by law;

10.9.4
Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of Borrower; business interruption insurance; and product liability insurance.

10.9.5
In the event that Borrower fails to maintain such insurance, Lender may obtain such insurance at Borrower’s expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.

10.10
Payment of Accounts.  Notwithstanding that Borrower has agreed to pay the Misdirected Payment Fee, Borrower shall pay to Lender on the next banking day following the date of receipt by Borrower the amount of any proceeds of Accounts received by Borrower.

10.11
Access to Electronic Information.  Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Borrower shall provide Lender with all necessary access codes, passwords and the like to carry out the provisions hereof.

11.	Negative Covenants. Borrower covenants as follows:

11.1
Modify Account Obligations.  After an Event of Default, Borrower shall not (i) grant any extension of time for payment of any Accounts, (ii) compromise or settle any Accounts for less than the full amount thereof, (iii) release in whole or in part any Account Debtor; or (iv) grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any Accounts.

11.2	Negative Pledge. Borrower shall not hereafter grant any lien upon the Collateral except in favor of Lender.

11.3
Mergers, etc.  Borrower shall not enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity.

11.4
Transfer of Assets.  Borrower shall not enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s assets (other than sales of Inventory to buyers in the ordinary course of Borrower’s business as currently conducted).

11.5	Change of Name. Borrower shall not change its name, Federal Employer Identification Number, business structure, or identity, or add any new fictitious name.

11.6	Suspension of Business. Borrowers shall not suspend or go out of a substantial portion of its business.

11.7	Financial Covenant. Borrower shall not permit its tangible net worth at any time to be less than the Minimum Tangible Net Worth;

12.	Events of Default. Each of the following events or conditions is an “Event of Default”:

12.1	Borrower defaults in the performance of any payment obligation due hereunder.

12.2	Borrower is in default with respect to any present or future agreement with Lender.

12.3	The Obligations at any time exceed the Allowable Amount.

12.4
Borrower or any Guarantor fails to pay any indebtedness for borrowed funds in excess of $25,000 when due or fails to perform or observe any term, covenant, or condition of any agreement relating to any such indebtedness, if the effect of such failure to perform or observe is the acceleration of the maturity of such indebtedness, whether or not such failure is waived by the obligee of such indebtedness; or any such indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

12.5
An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor.

12.6	An adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations.

12.7	A sale, hypothecation or other disposition is made of thirty (30%) percent or more of the beneficial interest in any class of voting stock of Borrower.

12.8
Any Guarantor defaults in the performance of its obligations to Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke its guaranty or it shall cease to be in full force and effect for any reason whatever.

12.9
Any Subordinating Creditor fails to perform or observe any of such Subordinating Creditor’s obligations under any Subordination Agreement, or notifies Lender of the Subordinating Creditor’s intention to rescind, modify, terminate or revoke the Subordination Agreement with respect to future transactions, or the Subordination Agreement ceases to be in full force and effect for any reason whatsoever.

12.10	Any of the Key Employees cease to be employed by Borrower in the capacity that such employee held as of the date of this Agreement.

12.11	There is any default under the Indemnity Agreement.

12.12	Any provision of this Agreement or any of the other Loan Documents, or the Indemnity Agreement ceases, for any reason, to be valid and binding on Borrower.

13.	Remedies.

13.1	Upon an Event of Default all Obligations shall accrue interest at the Default Rate and Lender may:

13.1.1	Declare this Agreement and all of Lender’s obligations hereunder terminated;

13.1.2	Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

13.1.3	Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

13.1.4	Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;

13.1.5
Extend the time of payment of, compromise, or settle for cash, credit, return of merchandise, any and all Monetary Collateral and discharge or release any Obligated Party without affecting any of the Obligations; and/or

13.1.6	Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

13.2
BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWER’S OBLIGATIONS HEREUNDER.  FURTHER, LENDER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

14.
Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender:

14.1	To not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

14.2
To fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

14.3	To fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

14.4	To exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

14.5	To advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

14.6	To hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

14.7
To dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

14.8	To dispose of assets in wholesale rather than retail markets;

14.9	To disclaim all disposition warranties; or

14.10
To purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral.

14.11
Borrower acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

15.
Proceeds and Expenses of Dispositions.  Borrower shall pay to Lender on demand any and all expenses, including reasonable attorney fees and disbursements, incurred or paid by Lender in protecting, preserving, or enforcing Lender’s rights under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Lender may determine, notwithstanding contrary instructions received by Lender from Borrower or any other third party.

16.
Attorney Fees and Expenses.  Borrower agrees to reimburse Lender on demand for the actual amount of all costs and expenses, including attorney fees which Lender has incurred or may incur in connection with the following:

16.1	The costs to negotiate, prepare, and administer this Agreement and any other Loan Document prepared in connection herewith;

16.2	Costs incurred by Lender in any way arising out of this Agreement or the enforcement of Lender’s rights under this Agreement;

16.3
Costs incurred in protecting, preserving or enforcing any lien, security interest or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

16.4
The actual costs, including photocopying (which, if performed by Lender’s employees, shall be at the rate of $.10/page), travel, and attorney fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrower is a party; and

16.5
The actual amount of all costs and expenses, including attorney fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Borrower’s plan thereunder.

17.	Termination.

17.1	This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the end of the Initial Term.

17.2
This Agreement shall be automatically extended for successive Renewal Terms unless (i) Borrower has given Lender at least thirty days prior written notice, or (ii) Lender has given Borrower at least thirty days prior written notice, of their respective intention to have this Agreement terminate at the end of a Contractual Termination Date.

17.3	Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

17.4	Exposed Payments.

17.4.1
Upon termination of this Agreement, Borrower shall pay to Lender (or Lender may retain), to hold in a non-segregated non-interest bearing account the amount of all Exposed Payments (the “Preference Reserve”).

17.4.2
Lender may charge the Preference Reserve with the amount of any Exposed Payments which Lender pays to the bankruptcy estate of the Account Debtor which made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.

17.4.3
Lender shall refund to Borrower from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Account Debtor or otherwise.

18.
Revocation of Borrower’s Right to Sell Inventory Free and Clear of Lender’s Security Interest.  Lender may, upon an Event of Default, revoke Borrower’s right to sell Inventory free and clear of Lender’s security interest therein.

19.
No Lien Termination without Release.  In recognition of Lender’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender’s liens on the Collateral unless and until Borrower and any guarantors of the Obligations have executed and delivered to Lender a general release in the form of Exhibit C.  Borrower understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

20.
Account Stated.  Lender shall render to Borrower a statement setting forth the transactions arising hereunder.  Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

21.
Retention of Records.  Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

22.
Notices to Third Parties.  Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender’s sole discretion, including, without limitation, Borrower’s financial condition.  Borrower shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender hereunder.

23.
Information to Participants.  Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

24.	Notice.

24.1
All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.  All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

24.2	The addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

Borrower:	1290 Industrial Way
Albany, Oregon 97322
Attention: Gary Weber
Telephone: (541) 967-6575
Fax Number: (541) 812-6036

Lender:	14205 S.E. 36th Street, Suite 350
Bellevue, WA 98006
Attention: Douglas L. McDonald
Telephone: 425-747-9090
Fax Number: 425-747-1404

25.	General Terms.

25.1
Governing Law.  This Agreement was negotiated in the State of Washington, the Loan was made by Lender and accepted by Borrower in the State of Washington, and the proceeds of this Agreement are being disbursed from the State of Washington, which state the parties agree has a substantial relationship to the parties and the underlying transaction evidenced by this Agreement, and in all respects, including without limitation matters of construction, validity and performance, this Agreement, the Obligations arising hereunder, and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington (without regard to principles of conflict laws) and performed in such state, and any applicable law of the United States, except that at all times the provisions for the creation, perfection and enforcement of liens and security interests created pursuant to the Loan Documents on Collateral located in the State of Oregon shall be governed by and construed according to the laws of the State of Oregon, it being understood that to the fullest extent permitted by the law of the State of Oregon, the law of the State of Washington shall govern the construction, validity, performance and enforceability of all Loan Documents and all the Obligations.  To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any jurisdiction other than Washington and, to the extent agreed to in this Section 25.1, Oregon governs this Agreement or any of the other Loan Documents.

25.2
Venue.  Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the State of Washington, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the State of Washington or in Linn County, the State of Oregon (the “Acceptable Forums”).  Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue.  Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

25.3
Service of Process.  Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth in this Agreement, or at the option of Lender if Borrower is a Registered Organization, by service upon Borrower’s agent for the service of process.

25.4
WAIVER OF JURY TRIAL.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

25.5
Collection Expenses.  In addition to the costs for which Borrower is liable under Section 15 and Section 16 above, Borrower agrees to reimburse Lender on demand for all reasonable legal fees and other costs and expenses incurred in collecting or enforcing this Agreement and protecting or realizing on any Collateral, together with interest at the default rate specified above.  Without limitation such shall include fees, costs and expenses incurred with or without suit and in any appeal, any proceedings under any present or future federal bankruptcy act or state receivership and any post-judgment collection proceeding.  Payment of such fees, costs, expenses and interest shall be a condition precedent to the curing of any Event of Default or the satisfaction of the Obligations evidenced by this Agreement.

25.6
Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

25.7
Amendment and Waiver.  Only a writing signed by all parties hereto may amend this Agreement.  No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have.

25.8
Entire Agreement.  No promise of any kind has been made by Lender or any third party to induce Borrower to execute this Agreement other than the express terms of the Loan Documents.  No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

25.9
Borrower’s Waivers.  Except as otherwise provided in this Note and the Loan Documents, Borrower waives all notices required by law; including without limitation presentment and demand for payment, protest, and notice of demand, protest, dishonor and nonpayment.

25.10	No Offset. Borrower’s Obligations under this Agreement shall not be subject to offset of any kind.

25.11
Joint and Several Liability.  The liability of each person or entity included within the term “Borrower”, and each general partner or joint venturer of Borrower if Borrower is a partnership or joint venture, is joint and several with respect to all Obligations.

25.12
Lender’s Assignment.  Lender may assign the Loan Documents in whole or in part, in which case the term “Lender” shall include any subsequent assignee or participant, or in whole or in part.  Upon such assignment, Borrower shall be deemed to have consented to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were the original Lender.

(a)	Business Purpose. Borrower warrants and represents that all funds advanced under this Agreement shall be applied to and are intended solely for business, commercial, or investment purposes.

(b)	Time. Time is of the essence for purposes of this Agreement and the other Loan Documents.

26.
Cross-Default & Cross-Collateralization.  Borrower agrees that an Event of Default under this Agreement, the First Term Loan Documents, or the Second Term Loan Documents is an Event of Default under this Agreement, the First Term Loan Documents, and the Second Term Loan Documents.  Borrower also agrees that the Collateral, including the Property encumbered by the Deed of Trust, secures all of Borrower’s obligations under this Agreement, the First Term Loan Documents, and the Second Term Loan Documents.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

“Borrower”

SYNTHETECH, INC., an Oregon corporation

By:

Name:

Title:

“Lender”

ACCESS BUSINESS FINANCE, LLC, , a Washington limited liability company

By:

Name:

Title:

EXHIBIT A

[Form of Notification Letter]

[Letterhead of Lender]

Date:

[Name and address of Account Debtor]

Re:  Synthetech, Inc. (the “Client”)

Ladies and Gentlemen:

We are pleased to advise that, to enable the Client to better service its customers, the Client has assigned its present and future accounts to us.

To the extent that you are now indebted or may in the future become indebted to the Client on an account or a general intangible, payment thereof is to be made payable to us and not to the Client or any other entity.  Payment in any other way will not discharge this obligation.

The payments should be mailed to us at the following address:
Access Business Finance, LLC
P.O. Box 85018
Bellevue, WA  98015-8518

This letter may only be revoked by a writing signed by one of our officers.

To assist us in applying payments please fax a copy of this letter to us indicating your Federal Tax I.D. Number in this space: ____________________________.

Thank you.

Very truly yours,

ACCESS BUSINESS FINANCE, LLC, , a Washington limited liability company

By:

Name:

Title:

Authorized

SYNTHETECH, INC., an Oregon corporation

By:

Name:

Title:

EXHIBIT B

[Exceptions to Lender’s first priority interest]

EXHIBIT C

GENERAL RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively “Releasor”) hereby forever releases, discharges and acquits ACCESS BUSINESS FINANCE, L.L.C., a Washington limited liability company, (“Releasee”) its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected to or are related to the Amended and Restated Loan and Security Agreement dated November 1, 2008.

Releasor agrees that the matters released herein are not limited to matters that are known or disclosed.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.
Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advise is not needed.

DATED: ____________________, 2008.

“Releasor”

SYNTHETECH, INC., an Oregon corporation

By: _______________________________________
Name: _____________________________________